As filed with the Securities and Exchange Commission on December 16, 2009

Registration No. 333-84749

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFEWAY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5918 Stoneridge Mall Road Pleasanton, California 94588	94-3019135
(State or Other Jurisdiction of Incorporation or Organization)	(Address, including Zip Code, of Principal Executive Offices)	(I.R.S. Employer Identification No.)

RANDALL’S FOOD MARKETS, INC.

STOCK OPTION AND RESTRICTED STOCK PLAN

AMENDED AND RESTATED 1997 STOCK PURCHASE

AND OPTION PLAN FOR KEY EMPLOYEES FOR

RANDALL’S FOOD MARKETS, INC. AND SUBSIDIARIES

(Full Titles of the Plans)

Robert A. Gordon, Esq.

Senior Vice President and General Counsel

SAFEWAY INC.

5918 Stoneridge Mall Road

Pleasanton, California 94588

(925) 467-3000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Scott R. Haber, Esq.

Latham & Watkins

505 Montgomery Street, Suite 1900

San Francisco, California 94111

(415) 391-0600

DEREGISTRATION OF SECURITIES

The Registrant registered 1,100,000 shares of Common Stock for issuance under the Amended and Restated 1997 Stock Purchase and Option Plan for Key Employees for Randall’s Food Markets, Inc. and Subsidiaries, as amended, and the Randall’s Food Markets, Inc. Stock Option and Restricted Stock Plan, as amended (collectively, the “Plans”) pursuant to a registration statement on Form S-4 effective August 13, 1999 (Registration No. 333-84749), as amended by Post-Effective Amendment No. 1 on Form S-8 filed with the Securities and Exchange Commission on September 16, 1999 (the “Registration Statement”). Each of the Plans has expired and no further awards or shares are issuable under the Plans.

Accordingly, the Registrant is filing this Post-Effective Amendment No. 2 to deregister all of the unissued shares of Common Stock formerly issuable under the Plans and registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Form S-8 Registration Statement No. 333-84749 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 16th day of December, 2009.

SAFEWAY INC.

By:	/S/ ROBERT A. GORDON
Robert A. Gordon
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Form S-8 Registration Statement No. 333-84749 has been signed by the following persons in the capacities indicated on December 16, 2009.

Signature	Title

/S/ STEVEN A. BURD Steven A. Burd	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ ROBERT L. EDWARDS Robert L. Edwards	Executive Vice President and Chief Financial Officer

/S/ DAVID F. BOND David F. Bond	Senior Vice President, Finance and Control (Chief Accounting Officer)

/S/ JANET E. GROVE Janet E. Grove	Director

/S/ MOHAN GYANI Mohan Gyani	Director

/S/ PAUL HAZEN Paul Hazen	Director

Frank C. Herringer	Director

/S/ ROBERT I. MACDONNELL Robert I. MacDonnell	Director

/S/ KENNETH W. ODER Kenneth W. Oder	Director

Arun Sarin	Director

/S/ MICHAEL S. SHANNON Michael S. Shannon	Director

/S/ REBECCA A. STIRN Rebecca A. Stirn	Director

/S/ WILLIAM Y. TAUSCHER William Y. Tauscher	Director

/S/ RAYMOND G. VIAULT Raymond G. Viault	Director